Exhibit 99.1

MaxCyte Announces Strong Preliminary Unaudited Fourth Quarter and Full Year 2021 Revenue Results

•	Fourth quarter 2021 revenue expected to be greater than $10 million
•	Full year 2021 revenue expected to be greater than $33.7 million
•	Installed base of greater than 500 instruments
•	15 SPLs, covering more than 95 programs, of which over 15% have entered the clinic
•	Precommercial milestone revenue potential from our SPL programs exceeds $1.25 billion

GAITHERSBURG, MD., January 24, 2022 (GLOBE NEWSWIRE) -- MaxCyte, Inc., (NASDAQ: MXCT; LSE: MXCT, MXCN), a leading commercial cell-engineering company focused on providing enabling platform technologies to advance innovative cell-based research as well as next-generation cell therapeutic discovery, development and commercialization, today provides a preliminary update on revenue results for the fourth quarter and full year 2021.

Preliminary Unaudited Fourth Quarter 2021 and Full Year Revenue

Management expects total revenue for the fourth quarter of 2021 to be more than $10.0 million, up from $8.5 million of total revenue in the fourth quarter of 2020, reflecting growth of at least 17% in total revenue and at least 37% in core business revenue.

MaxCyte’s revenue for the fourth quarter of 2021 was derived from its core business, which is defined as sales or leases of instruments, sales of single-use disposables, and sales of consumables (buffer) to the cell therapy and drug discovery markets.

MaxCyte also generates revenue under Strategic Platform License agreements (SPLs) with cell therapy developers, such as precommercial milestone payments. These revenues are categorized as program-related revenue and are excluded from core business revenue.

Preliminary revenue for the full year ended December 31, 2021 is expected to be more than $33.7 million, up from $26.2 million in full year 2020, reflecting growth of at least 28% in total revenue and at least 36% in core business revenue. Revenue for the full year ended December 31, 2021 includes $2.5 million of program-related revenue, compared to $3.3 million of program-related revenue in 2020.

MaxCyte ended the year with 15 SPLs, including 4 SPLs added during 2021: Nkarta, Inc., Myeloid Therapeutics, Celularity, Inc. and Sana Biotechnology, Inc.

Doug Doerfler, President and CEO of MaxCyte said: “We are proud of our performance in the fourth quarter as well as the full year, which has been a year of key achievements for the company. This includes raising $257.2 million in gross equity proceeds, the completion of an IPO in the United States and commencement of trading in our common stock on the Nasdaq, continuing significant organic growth in our core business, and our ongoing success in signing SPLs with innovative cell therapy developers. We are also excited to confirm that our ExPERT™ VLx instrument became available for sale at the end of December.”

“We remain optimistic about the potential for our SPLs to generate meaningful revenue over the next 12 to 18 months and beyond. Our partners continue to achieve clinical success – particularly in moving their next-generation product candidates into pivotal trials. We also see the potential for several IND filings by our SPL customers for novel ex vivo engineered cell therapies this year. Finally, we continue to benefit from the ongoing investment in the ex vivo engineered cell therapy space. As a result, we believe our SPL pipeline remains as robust and diverse as ever. We look forward to a strong 2022.”

MaxCyte’s fourth quarter and full year 2021 financial results presented in this release are preliminary and unaudited and are subject to revision based on the completion of MaxCyte’s normal quarter and year-end process and year-end audit. As a result, these preliminary results may be different from the actual results that will be reflected in MaxCyte’s consolidated financial statements for the quarter and year ended December 31, 2021, which are expected to be released by the end of March 2022.

In addition to revenue, management regularly reviews key business metrics to evaluate MaxCyte’s business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. As of the dates presented, these key metrics were as follows:

	As of December 31,
	2019	2020*	2021
Installed base of instruments (sold or leased)	>320	>400	>500
Number of SPLs	8	12	15
Total number of licensed clinical programs (SPLs only)	>55	>75	>95
Total number of licensed clinical programs under SPLs that have entered the clinic **	>5%	>15%	>15%
Total potential pre-commercial milestones under SPLs	>$650 million	>$950 million	>$1.25 billion

* Amounts presented as of December 31, 2020 give effect to one SPL entered into and additional INDs cleared in January 2021.

** Number of licensed clinical programs under SPLs are by number of product candidates and not by indication.

About MaxCyte

MaxCyte is a leading commercial cell-engineering company focused on providing enabling platform technologies to advance innovative cell-based research as well as next-generation cell therapeutic discovery, development and commercialization. Over the past 20 years, we have developed and commercialized our proprietary Flow Electroporation® platform, which facilitates complex engineering of a wide variety of cells. Our ExPERT™ platform, which is based on our Flow Electroporation technology, has been designed to support the rapidly expanding cell therapy market and can be utilized across the continuum of the high-growth cell therapy sector, from discovery and development through commercialization of next-generation, cell-based medicines. With the addition of the VLx™, the ExPERT platform now includes: four instruments, the ATx™, STx™, GTx™, and VLx™; and proprietary processing assemblies or disposables, and software protocols -- all supported by a robust global intellectual property portfolio and clinical support via our FDA Master File/Technical Files.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our expected revenue for the quarter and year ended December 31, 2021, expansion of and revenue from our SPLs and the progression of our customers’ programs into and through clinical trials. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with the impact of COVID-19 on our operations; the timing of our customers’ ongoing and planned clinical trials; the adequacy of our cash resources and availability of financing on commercially reasonable terms; and general market and economic conditions. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in our final prospectus dated July 29, 2021, filed with the Securities and Exchange Commission on July 30, 2021, as well as discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available under the “SEC filings” page of the Investors section of our website at http://investors.maxcyte.com. Any forward-looking statements represent our views only as of the date of this press release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements

MaxCyte Contacts:

US IR Adviser Gilmartin Group David Deuchler, CFA	+1 415-937-5400 ir@maxcyte.com
Nominated Adviser and Joint Corporate Broker Panmure Gordon Emma Earl / Freddy Crossley Corporate Broking Rupert Dearden	+44 (0)20 7886 2500
UK IR Adviser Consilium Strategic Communications Mary-Jane Elliott Chris Welsh	+44 (0)203 709 5700 maxcyte@consilium-comms.com